Exhibit 99.1

Potbelly Corporation Reports Results for Fourth Fiscal Quarter and Full Year 2024

Q4 GAAP EPS of $0.15 +67% y-y and Adjusted EPS of $0.13 +550% y-y
Q4 increased profitability with Net Income +69% y-y and Adjusted EBITDA +30% y-y
Q4 eight shop openings and 29 additional franchise shop commitments in the fourth quarter
Chicago, IL. March 6, 2025 – Potbelly Corporation (NASDAQ: PBPB), (“Potbelly” or the “Company”) the iconic neighborhood sandwich shop concept, today reported financial results for its fourth fiscal quarter and full year ended December 29, 2024 which included 13 and 52 weeks, respectively. The comparable prior-year periods in 2023 included 14 weeks in Q4 and 53 weeks for the fiscal year.

Key highlights for the quarter ended December 29, 2024, compared to December 31, 2023:
•Average Weekly Sales (AWS) increased 1.1% to $25,230 compared to $24,960.
•Company-operated same-store sales in the fourth quarter increased 0.3% compared to a 6.3% increase in the prior year.
•Total revenues decreased by $9.1 million or 7.3% to $116.6 million compared to $125.7 million, driven by the impact of the 53rd week in 2023 and last year’s refranchising, which included the sale of 34 company shops since Q2 2023.
•GAAP net income attributable to Potbelly Corporation was $4.6 million compared to $2.7 million. GAAP diluted earnings per share (EPS) was $0.15 compared to $0.09.
•Adjusted net income1 attributable to Potbelly Corporation was $3.9 million compared to $0.7 million. Adjusted diluted EPS1 was $0.13 compared to$0.02.
•Adjusted EBITDA1 increased 30.0% to $9.7 million compared to $7.5 million.
Key highlights for the year ended December 29, 2024, compared to December 31, 2023:
•Average Weekly Sales (AWS) increased 0.5% to $25,120 compared to $24,990.
•Company-operated same-store sales for the full year 2024 decreased 0.3% compared to an increase of 12.0% in the prior year.
•Total revenues decreased by $28.8 million or 5.9% to $462.6 million compared to $491.4 million, driven by the impact of the 53rd week in 2023 and last year’s refranchising, which included the sale of 34 company shops since Q2 2023.
•GAAP net income attributable to Potbelly Corporation was $40.3 million compared to $5.1 million. GAAP diluted earnings per share (EPS) was $1.31 compared to $0.17. These increases were inclusive of a $35.3 million income tax benefit for the release of the Company’s tax valuation allowance.
•Adjusted net income1 attributable to Potbelly Corporation was $9.2 million compared to $4.4 million. Adjusted diluted EPS1 was $0.30 compared to $0.15.

•Adjusted EBITDA1 increased 14.9% to $32.6 million compared to $28.3 million.
(1)Adjusted net income, adjusted diluted EPS and adjusted EBITDA are non-GAAP measures. For reconciliations of these measures to the most directly comparable GAAP measure, see the accompanying financial tables below. For a discussion of why we consider them useful, see “Non-GAAP Financial Measures” below.

Bob Wright, President and Chief Executive Officer of Potbelly Corporation, commented, “We are pleased with what we have accomplished in 2024 as our team did a tremendous job executing against our five-pillar strategy. From re-igniting unit growth with 23 new shop openings and adding 115 shops to our open and committed shop total, to driving a 15% increase in Adjusted EBITDA and developing strong growth drivers with the enhancement of our perks loyalty program and significant menu innovation work, we believe we have taken yet another step toward achieving Potbelly’s long-term growth objectives. As we look ahead, we will continue to drive comp sales growth through menu innovation and investments in customer-facing digital assets, accelerate unit growth with a strong unit development pipeline and modernize our footprint, and exercise smart cost management to further improve profitability. We believe we have positioned Potbelly well for growth in 2025 and beyond.”

Financial Outlook
The company introduces 1Q’25 and updated 2025 guidance below:

1Q’25 Guidance
Same Store Sales % Growth	(1.5%) to (0.5%)
Adjusted EBITDA	$3.5M to $4.5M

2025 Guidance
Same Store Sales % Growth	1.5% to 2.5%
New Unit Growth	At least 38 shops
Adjusted EBITDA	$33M to $34M

Development Update
During the fourth quarter, the Company opened eight Potbelly shops bringing the total number of new shops to 23 through the end of the fourth quarter and three additional locations so far during the first quarter of 2025.

In addition, during the fourth quarter, the Company signed franchise shop commitments for a total of 29 new Potbelly shops, bringing the total number of new franchise shop commitments signed in 2024 to 113. As of December 29, 2024, Potbelly has 727 open and committed shops representing an increase of 18.8% over the fourth quarter of 2023.

Share Repurchase Program
During the fourth quarter, the Company repurchased approximately 48 thousand shares of its common stock for a total of approximately $0.5 million. As of December 29, 2024, the Company had $18.6 million available under its three-year share repurchase program authorized on May 7, 2024.

The Company may repurchase shares of its common stock from time to time through open market purchases, in privately negotiated transactions, or by other means, including using trading plans intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, in accordance with applicable securities laws and other restrictions. The timing and total amount of common stock repurchases will depend upon business, economic and market conditions, corporate and regulatory requirements, prevailing stock prices, and other considerations.

Conference Call
A conference call and audio webcast has been scheduled for 5:00 p.m. Eastern Time today to discuss these results. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call with accompanying presentation slides, available on the investor relations portion of the Company's website at www.potbelly.com. For those that cannot join the webcast, you can participate by dialing 1-833-630-1088 in the U.S. & Canada, or 1-412-317-1817 internationally.

For those unable to participate, an audio replay will be available following the call through Thursday, March 13, 2025. To access the replay, please call 844-512-2921 (U.S. & Canada), or 412-317-6671 (International) and enter confirmation code 10195289. A web-based archive of the conference call will also be available at the above website.

About Potbelly
Potbelly Corporation is a neighborhood sandwich concept that has been feeding customers’ smiles with warm, toasty sandwiches, signature salads, hand-dipped shakes and other fresh menu items, customized just the way customers want them, for more than 40 years. Potbelly promises Fresh, Fast & Friendly service in an environment that reflects the local neighborhood. Since opening its first shop in Chicago in 1977, Potbelly has expanded to neighborhoods across the country - with more than 440 shops in the United States including more than 90 franchised shops in the United States. For more information, please visit our website at www.potbelly.com.

Definitions
The following definitions apply to these terms as used throughout this press release:
◦Revenues – represents net company-operated sandwich shop sales and our franchise royalties and fees. Company-operated sandwich shop sales, net consist of food and beverage sales, net of promotional allowances and employee meals. Franchise royalties and fees consist of royalty income, franchise fee, and other fees collected from franchisees including advertising and rent.
◦Company-operated same-store sales or same-store traffic – an operating measure that represents the change in year-over-year sales or entrée counts for the comparable company-operated store base open for 15 months or longer. In fiscal years that include a 53rd week, the last week of the fourth quarter and fiscal year is excluded from the year-over-year comparisons so that the time periods are consistent. In fiscal years that follow a 53-week year, the current period sales are compared to the trailing 52-week sales to compare against the most closely comparable weeks from the prior calendar year.
◦Average Weekly Sales (AWS) – an operating measure that represents the average weekly sales of all company-operated shops which reported sales during the associated time period.
◦Average Unit Volume (AUV) – an operating measure that represents the average annual sales of all company-operated shops which reported sales during the associated time period.
◦System-wide sales – an operating measure that represents the sum of sales generated by company-operated shops and sales generated by franchised shops, net of all promotional allowances, discounts, and employee meals. Net sales from franchised shops are not included in total revenues. Rather, revenues are limited to the royalties, fees and other income collected from franchisees.
◦EBITDA – a non-GAAP measure that represents income before depreciation and amortization expense, interest expense and the provision for income taxes.
◦Adjusted EBITDA – a non-GAAP measure that represents income before depreciation and amortization expense, interest expense and the provision for income taxes, adjusted to eliminate the impact of other items, including certain non-cash and other items that we do not consider reflective of underlying business performance.
◦Shop-level profit (loss) – a non-GAAP measure that represents income (loss) from operations excluding franchise royalties and fees, franchise support, marketing and rent expenses, general and administrative expenses, depreciation expense, pre-opening costs, restructuring costs, loss on Franchise Growth Acceleration Initiative activities and impairment, loss on the disposal of property and equipment and shop closures.

◦Shop-level profit (loss) margin – a non-GAAP measure that represents shop-level profit expressed as a percentage of net company-operated sandwich shop sales.
◦Adjusted net income (loss) – a non-GAAP measure that represents net income (loss), adjusted to eliminate the impact of restructuring costs, impairment, loss on the disposal of property and equipment, shop closures, and other items we do not consider representative of our ongoing operating performance, including the income tax effects of those adjustments and the change in our income tax valuation allowance.
◦Adjusted diluted EPS – a non-GAAP measure that represents adjusted net income (loss) divided by the weighted average number of fully dilutive common shares outstanding.
◦Shop commitments – an operating measure that represents the number of company and franchise shops that are committed to be developed. For franchise shops, a shop development area agreement (SDAA) or standalone franchise agreement represents a commitment. For company shops, a commitment is made through a good faith combination of business decision-making and capital allocation needed to develop and operate a new shop location.

Non-GAAP Financial Measures

We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this press release, we make reference to EBITDA, adjusted EBITDA, adjusted diluted EPS, adjusted net income, shop-level profit, shop-level profit margin, and company-operated shop sales and total revenue excluding the 53rd week and refranchising, which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Management uses adjusted EBITDA, adjusted net income and adjusted diluted EPS to evaluate the Company’s performance and in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Adjusted EBITDA, adjusted net income and adjusted diluted EPS exclude the impact of certain non-cash charges and other items that affect the comparability of results in past quarters and which we do not believe are reflective of underlying business performance. Management uses shop-level profit and shop-level profit margin as key metrics to evaluate the profitability of incremental sales at our shops, to evaluate our shop performance across periods and to evaluate our shop financial performance against our competitors. Company-operated shop sales and total revenue excluding the 53rd week and refranchising excludes the impact of one additional week for fiscal year 2023, as well as both shop sales and franchise revenue for all shops that were refranchised during 2023 and 2024. Management believes these adjustments provide better comparability of results to the prior period.

Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies. For more information on the non-GAAP financial measures, please refer to the table, “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.” Because the Company is not able to estimate the impact of specific line items, which have the potential to significantly impact, favorably or unfavorably, the Company's reported earnings in future periods, the Company is not providing a reconciliation for the 2024 guidance.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “might,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” or the negative of these terms and similar expressions are intended to identify forward-looking statements. Forward-looking statements included in this press release may include, among others, statements relating to our (i) future financial position and results of operations, (ii) our strategies for improving profitability, (iii) 1Q’25 and full year 2025 outlook and guidance and (iv) our long-term growth objectives.

By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement, due to reasons including, but not limited to, risks related to compliance with our Credit Agreement covenants and the future availability of credit; competition; general economic conditions; labor; demographic trends; our ability to successfully implement our business strategy; the success of our initiatives to increase sales and traffic; our shift to a more franchised business model; changes in commodity, energy and other costs; changes in consumer preferences; our ability to attract and retain qualified management and employees; the success of independent franchisees; consumer reaction to industry-related public health issues and perceptions of food safety; our ability to expand into new markets; our ability to manage our growth; our ability to grow our digital business; reputational and brand issues; security breaches; the price and availability of commodities; failure of our marketing efforts; consumer confidence and spending patterns; and weather conditions. In addition, there may be other factors of which we are presently unaware or that we currently deem immaterial that could cause our actual results to be materially different from the results referenced in the forward-looking statements. All forward-looking statements contained in this press release are qualified in their entirety by this cautionary statement. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” included in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K and other risk factors described from time to time in subsequent quarterly reports on Form 10-Q or other subsequent filings, all of which are available on our website at www.potbelly.com. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Contact:
Jeff Priester
ICR
investor@potbelly.com

Media Contact:
ICR
PotbellyPR@icrinc.com

Potbelly Corporation
Consolidated Statements of Operations and Margin Analysis – Unaudited
(amounts in thousands, except per share data)

	For the Quarter Ended				For the Year to Date Ended
	Dec 29, 2024	% of Revenue	Dec 31, 2023	% of Revenue	Dec 29, 2024	% of Revenue	Dec 31, 2023	% of Revenue
Revenues
Sandwich shop sales, net	$112,283	96.3%	$122,251	97.2%	$446,165	96.4%	$482,246	98.1%
Franchise royalties, fees and rent income	4,345	3.7	3,498	2.8	16,433	3.6	9,163	1.9
Total revenues	116,628	100.0	125,749	100.0	462,598	100.0	491,409	100.0

Expenses
(Percentages stated as a percent of sandwich shop sales, net)
Sandwich shop operating expenses, excluding depreciation
Food, beverage and packaging costs	29,997	26.7	33,302	27.2	120,042	26.9	133,726	27.7
Labor and related expenses	32,412	28.9	35,188	28.8	129,252	29.0	143,744	29.8
Occupancy expenses	12,096	10.8	12,839	10.5	48,156	10.8	51,885	10.8
Other operating expenses	19,806	17.6	21,677	17.7	81,154	18.2	84,363	17.5

(Percentages stated as a percent of total revenues)
Franchise support, rent and marketing expenses	3,153	2.7	2,382	1.9	11,486	2.5	5,741	1.2
General and administrative expenses	12,958	11.1	14,938	11.9	46,968	10.2	48,496	9.9
Depreciation expense	3,406	2.9	3,236	2.6	12,669	2.7	12,138	2.5
Pre-opening costs	9	NM	1	NM	160	NM	115	NM
Loss (gain) on Franchise Growth Acceleration Initiative activities	301	0.3	(3,215)	(2.6)	462	NM	(2,142)	(0.4)
Impairment, loss on disposal of property and equipment and shop closures	(13)	NM	1,177	0.9	1,257	0.3	3,338	0.7
Total expenses	114,125	97.9	121,524	96.6	451,606	97.6	481,403	98.0
Income from operations	2,503	2.1	4,225	3.4	10,992	2.4	10,006	2.0

Interest expense, net	122	0.1	750	0.6	829	0.2	3,281	0.7
Loss on extinguishment of debt	—	NM	—	NM	2,376	0.5	239	NM
Income before income taxes	2,381	2.0	3,475	2.8	7,787	1.7	6,486	1.3
Income tax (benefit) expense	(2,625)	(2.3)	723	0.6	(33,545)	(7.3)	909	0.2
Net income	5,006	4.3	2,752	2.2	41,332	9.0	5,577	1.1
Net income attributable to non-controlling interest	392	0.3	16	NM	1,038	0.2	458	NM
Net income attributable to Potbelly Corporation	$4,614	4.0%	$2,736	2.2%	$40,294	8.8%	$5,119	1.0%

Net income per common share attributable to common stockholders:
Basic	$0.15		$0.09		$1.35		$0.18
Diluted	$0.15		$0.09		$1.31		$0.17
Weighted average shares outstanding:
Basic	29,937		29,360		29,838		29,201
Diluted	30,651		30,191		30,720		30,088
_______________________________
"NM" - Amount is not meaningful

Potbelly Corporation
Consolidated Balance Sheets - Unaudited
(amounts in thousands, except par value data)

	Dec 29, 2024	Dec 31, 2023
Assets
Current assets
Cash and cash equivalents	$11,663	$33,788
Accounts receivable, net of allowances of $22 and $26 as of December 29, 2024 and December 31, 2023, respectively	9,765	7,960
Inventories	3,744	3,516
Prepaid expenses and other current assets	7,882	7,828
Assets classified as held-for-sale	147	—
Total current assets	$33,201	$53,092

Property and equipment, net	50,533	45,087
Right-of-use assets for operating leases	133,207	144,390
Indefinite-lived intangible assets	3,404	3,404
Goodwill	2,049	2,056
Restricted cash	815	749
Deferred tax assets	33,816	—
Deferred expenses, net and other assets	6,121	3,681
Total assets	$263,146	$252,460

Liabilities and equity
Current liabilities
Accounts payable	$9,552	$9,927
Accrued expenses	32,872	35,377
Short-term operating lease liabilities	22,809	24,525
Current portion of long-term debt	—	1,250
Total current liabilities	65,233	71,078

Long-term debt, net of current portion	4,000	19,168
Long-term operating lease liabilities	127,929	142,050
Other long-term liabilities	8,036	6,070
Total liabilities	205,198	238,367

Equity
Common stock, $0.01 par value—authorized 200,000 shares; outstanding 29,893 and 29,364 shares as of December 29, 2024 and December 31, 2023, respectively	398	389
Warrants	1,745	2,219
Additional paid-in-capital	470,085	462,583
Treasury stock, held at cost, 10,445 and 10,077 shares as of December 29, 2024, and December 31, 2023, respectively	(120,338)	(116,701)
Accumulated deficit	(293,503)	(333,797)
Total stockholders’ equity	58,387	14,693
Non-controlling interest	(439)	(600)
Total equity	57,948	14,093

Total liabilities and equity	$263,146	$252,460

Potbelly Corporation
Consolidated Statements of Cash Flows - Unaudited
(amounts in thousands)

	Fiscal Year
	2024	2023	2022
Cash flows from operating activities:
Net income	$41,332	$5,577	$4,711
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation expense	12,669	12,138	11,890
Noncash lease expense	24,317	25,814	25,792
Deferred income tax	(34,091)	—	18
Stock-based compensation expense	5,728	5,450	3,265
Asset impairment, shop closure and disposal of property and equipment	(136)	1,058	3,651
Loss (gain) on Franchise Growth Acceleration Initiative activities	462	(2,202)	—
Loss (gain) on extinguishment of debt	2,376	224	(10,191)
Amortization of debt issuance costs	234	482	270
Changes in operating assets and liabilities:
Accounts receivable, net	(1,826)	(1,580)	(387)
Inventories	(269)	177	(499)
Prepaid expenses and other assets	(1,747)	(3,989)	(520)
Accounts payable	(622)	(1,025)	2,239
Operating lease liabilities	(27,887)	(30,721)	(27,984)
Accrued expenses and other liabilities	(877)	8,086	221
Net cash provided by operating activities	19,663	19,488	12,476

Cash flows from investing activities:
Purchases of property and equipment	(19,284)	(17,053)	(8,426)
Proceeds from sales of refranchised shops	373	6,282	—
Other investing activities	(171)	—	—
Net cash used in investing activities	(19,082)	(10,771)	(8,426)

Cash flows from financing activities:
Borrowings under Revolving Facility	11,500	—	—
Borrowings under Term Loan	—	25,000	—
Borrowings under Former Credit Facility	—	14,600	39,050
Repayments under Revolving Facility	(7,500)	—	—
Repayments under Term Loan	(22,827)	—	—
Repayments under Former Credit Facility	—	(23,150)	(40,350)
Principal payments made for Term Loan	—	(2,838)	—
Payment of debt issuance costs	(623)	(2,205)	(196)
Proceeds from exercise of warrants	1,309	961	—
Employee taxes on certain stock-based payment arrangements	(2,229)	(1,312)	(813)
Contributions from non-controlling interest	303	—	—
Distributions to non-controlling interest	(1,180)	(854)	(475)
Treasury Stock repurchase	(1,393)	—	—
Net cash (used in) provided by financing activities	(22,640)	10,202	(2,784)

Net change in cash and cash equivalents	(22,059)	18,918	1,266
Cash and cash equivalents and restricted cash at beginning of period	34,537	15,619	14,353
Cash and cash equivalents and restricted cash at end of period	$12,478	$34,537	$15,619

Supplemental cash flow information:
Income taxes paid	784	278	139
Interest paid	715	3,483	936

Supplemental non-cash investing and financing activities:
Unpaid liability for purchases of property and equipment	1,239	1,008	778
Unpaid liability for employee taxes on certain stock-based payment arrangements	16	13	15

Potbelly Corporation
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited
(amounts in thousands, except per share data)

	For the Quarter Ended		For the Year to Date Ended
	Dec 29, 2024	Dec 31, 2023	Dec 29, 2024	Dec 31, 2023
Net income attributable to Potbelly Corporation, as reported	$4,614	$2,736	$40,294	$5,119
Impairment, loss on disposal of property and equipment and shop closures(1)	(13)	1,177	1,257	3,338
Loss on extinguishment of debt(2)	—	—	2,376	239
Loss (gain) on Franchise Growth Acceleration Initiative activities(3)	301	(3,215)	462	(2,142)
Legal settlements(4)	1,764	—	1,764	—
Strategic initiatives(5)	716	—	716	—
Total adjustments before income tax	2,768	(2,037)	6,575	1,435
Income tax adjustments(6)	(3,477)	25	(37,709)	(2,135)
Total adjustments after income tax	(709)	(2,012)	(31,134)	(700)
Adjusted net income attributable to Potbelly Corporation	$3,905	$724	$9,160	$4,420

Adjusted net income attributable to Potbelly Corporation per share, basic	$0.13	$0.02	$0.31	$0.15
Adjusted net income attributable to Potbelly Corporation per share, diluted	$0.13	$0.02	$0.30	$0.15

Shares used in computing adjusted net income attributable to Potbelly Corporation per share:
Basic	29,937	29,360	29,838	29,201
Diluted	30,651	30,191	30,720	30,088

	For the Quarter Ended		For the Year to Date Ended
	Dec 29, 2024	Dec 31, 2023	Dec 29, 2024	Dec 31, 2023
Net income attributable to Potbelly Corporation, as reported	$4,614	$2,736	$40,294	$5,119
Depreciation expense	3,406	3,236	12,669	12,138
Interest expense, net	122	750	829	3,281
Income tax (benefit) expense	(2,625)	723	(33,545)	909
EBITDA	$5,517	$7,445	$20,247	$21,447
Impairment, loss on disposal of property and equipment and shop closures(1)	(13)	1,177	1,257	3,338
Stock-based compensation expense	1,400	2,042	5,728	5,449
Loss on extinguishment of debt(2)	—	—	2,376	239
Loss (gain) on Franchise Growth Acceleration Initiative activities(3)	301	(3,215)	462	(2,142)
Legal settlements(4)	1,764	—	1,764	—
Strategic initiatives(5)	716	—	716	—
Adjusted EBITDA	$9,685	$7,450	$32,550	$28,331

Potbelly Corporation
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited
(amounts in thousands, except per share data)

	For the Quarter Ended		For the Year to Date Ended
	Dec 29, 2024	Dec 31, 2023	Dec 29, 2024	Dec 31, 2023
Income from operations [A]	$2,503	$4,225	$10,992	$10,006
Income from operations margin [A÷B]	2.1%	3.4%	2.4%	2.0%
Less: Franchise royalties, fees and rent income	4,345	3,498	16,433	9,163
Franchise support, rent and marketing expenses	3,153	2,382	11,486	5,741
General and administrative expenses	12,958	14,938	46,968	48,496
Depreciation expense	3,406	3,236	12,669	12,138
Pre-opening costs	9	1	160	115
Loss (gain) on Franchise Growth Acceleration Initiative activities(3)	301	(3,215)	462	(2,142)
Impairment, loss on disposal of property and equipment and shop closures(1)	(13)	1,177	1,257	3,338
Shop-level profit [C]	$17,972	$19,245	$67,561	$68,528
Total revenues [B]	$116,628	$125,749	$462,598	$491,409
Less: Franchise royalties, fees and rent income	4,345	3,498	16,433	9,163
Sandwich shop sales, net [D]	$112,283	$122,251	$446,165	$482,246
Shop-level profit margin [C÷D]	16.0%	15.7%	15.1%	14.2%

	For the Quarter Ended		For the Year to Date Ended
	Dec 29, 2024	Dec 31, 2023	Dec 29, 2024	Dec 31, 2023
Total revenues	$116,628	$125,749	$462,598	$491,409
Less: franchise royalties, fees and rent income	4,345	3,498	16,433	9,163
Sandwich shop sales, net	$112,283	$122,251	$446,165	$482,246
Less: sales from the 53rd week(7)	—	6,228	—	6,228
Less: sales from refranchised shops(8)	—	2,689	—	27,778
Company-operated shop sales excluding the 53rd week and refranchising	$112,283	$113,334	$446,165	$448,240
Add: franchise royalties, fees and rent income	4,345	3,498	16,433	9,163
Less: franchise revenue from the 53rd week(7)	—	127	—	127
Less: franchise revenue from refranchised shops(8)	2,157	1,625	9,014	3,130
Total revenue excluding the 53rd week and refranchising	$114,471	$115,080	$453,584	$454,146

Potbelly Corporation
Selected Operating Data – Unaudited
(amounts in thousands, except shop counts)

	For the Quarter Ended		For the Year to Date Ended
	Dec 29, 2024	Dec 31, 2023	Dec 29, 2024	Dec 31, 2023
Selected Operating Data
Revenue Data:
Company-operated comparable store sales	0.3%	6.3%	(0.3)%	12.0%
System-Wide Sales:
Sales from company-operated shops, net	$112,283	$122,251	$446,165	$482,246
Sales from franchise shops, net	30,321	25,238	114,330	77,443
System-wide sales	$142,604	$147,489	$560,495	$559,688

	For the Quarter Ended		For the Year to Date Ended
	Dec 29, 2024	Dec 31, 2023	Dec 29, 2024	Dec 31, 2023
Company-operated shops:
Beginning of period	345	361	345	384
Openings	2	—	5	1
Shops sold to franchise	—	(13)	(1)	(33)
Closures	(1)	(3)	(3)	(7)
Shops at end of period	346	345	346	345
Franchised shops:
Beginning of period	90	69	79	45
Openings	6	1	18	5
Shops sold to franchise	—	13	1	33
Closures	—	(4)	(2)	(4)
Shops at end of period	96	79	96	79
System-wide shops:
Beginning of period	435	430	424	429
Openings	8	1	23	6
Closures	(1)	(7)	(5)	(11)
Shops at end of period	442	424	442	424

Potbelly Corporation
Footnotes to the Press Release, Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures & Selected Operating Data

1)This adjustment includes costs related to impairment of long-lived assets, loss on disposal of property and equipment and shop closure expenses.

2)This adjustment includes costs related to the loss recognized upon the termination of the Company’s term loan and former credit agreement for 2024 and 2023, respectively.

3)This adjustment includes costs related to our plan to grow our franchise units domestically through multi-unit shop development area agreements, which may include refranchising certain company-operated shops.

4)This adjustment relates to a loss contingency recorded for a pay disclosure claim in the state of Washington and the related legal fees.

5)This adjustment includes professional service and consulting costs related to nonrecurring strategic initiatives.

6)This adjustment includes the tax impacts of the other adjustments listed above based on the Company’s effective tax rate and the change in the Company’s income tax valuation allowance during the period.

7)This adjustment includes the shop sales and franchise revenue earned during the 53rd week of fiscal year 2023.

8)This adjustment includes the shop sales and franchise revenue for all shops that were refranchised during 2023 and 2024.